Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Ronald S. Boreta, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Agassi Sports Entertainment Corp. on Form 10-K for the year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Agassi Sports Entertainment Corp. at the dates and for the periods indicated.

Dated: March 31, 2026

/s/ Ronald S. Boreta
Ronald S. Boreta
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Agassi Sports Entertainment Corp. and will be retained by Agassi Sports Entertainment Corp. and furnished to the Securities and Exchange Commission or its staff upon request.